UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 9, 2011

PARKERVISION, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-22904	59-2971472
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7915 Baymeadow Way, Jacksonville, Florida		32256
(Address of Principal Executive Offices)		(Zip Code)

(904) 732-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 9, 2011, ParkerVision, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain institutional investors (the “Investors”).  Pursuant to the Securities Purchase Agreement, the Company will sell, and the Investors will purchase, an aggregate of 7,800,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a purchase price of $0.88 per Share.  The Securities Purchase Agreement contains customary representations and warranties of the Company and is subject to customary closing conditions.  In addition, the Company has agreed to indemnify the Investors for liabilities arising out of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in the Securities Purchase Agreement or related documents or (b) any action instituted against an Investor by any of our stockholders (other than stockholders who are affiliated with such Investor) with respect to the offering, subject to certain exceptions.

The offering of the Shares is being made through Ladenburg Thalmann & Co. Inc. (“Ladenburg”), as placement agent, to institutional investors pursuant to the Company’s “shelf” Registration Statement on Form S-3 (File No. 333-161903) that was declared effective on September 30, 2009.  A prospectus supplement describing the terms of the offering was filed with the Securities and Exchange Commission on September 9, 2011.

Upon closing, net proceeds from the sale of the Shares, after deducting Ladenburg’s fees and the other offering expenses, are expected to be approximately $6.5 million.  The Company anticipates that the offering will close on or about September 14, 2011.

The discussion in this Current Report is only a summary and is qualified in its entirety by reference to the the form of Securities Purchase Agreement, which is attached to this Current Report as Exhibit 10.1, and is incorporated by reference in this Item.

Item 8.01.	Other Events.

On August 15, 2011, the Company entered into an Investment Banking Agreement (the “Investment Banking Agreement”) with Ladenburg.  Pursuant to the Investment Banking Agreement, Ladenburg agreed to act as placement agent to introduce the Company on a reasonable “best efforts” basis to certain institutional investors, in connection with a possible placement of the Company’s Common Stock.  The Company agreed to pay Ladenburg a fee of 5% of the aggregate proceeds from the sale of Common Stock to purchasers introduced by Ladenburg.  The Investment Banking Agreement provides Ladenburg with the benefit of the representations and warranties of the Company in the Securities Purchase Agreement.  The Company has agreed to indemnify Ladenburg against certain liabilities, including liabilities arising from (a) any breach of a representation, warranty or covenant made by us in the Investment Banking Agreement or a representation or warranty made by us in the Securities Purchase Agreement, or (b) any activities or services performed by Ladenburg pursuant to the Investment Banking

Agreement, unless it is finally judicially determined that the liability is a result of the intentional misconduct or gross negligence of Ladenburg.

The discussion in this Current Report is only a summary and is qualified in its entirety by reference to the Investment Banking Agreement, which is attached to this Current Report as Exhibit 1.1, and is incorporated by reference in this Item.

On September 9, 2011, the Company issued a press release announcing that it had signed the Securities Purchase Agreement. The press release is attached to this Current Report as Exhibit 99.1.

The Investment Banking Agreement and the Securities Purchase Agreement have been included to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Investment Banking Agreement and the Securities Purchase Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Investment Banking Agreement and the Securities Purchase Agreement.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits:

Exhibit	Description

1.1	Investment Banking Agreement, dated August 15, 2011, between ParkerVision, Inc. and Ladenburg Thalmann & Co. Inc.

5.1	Opinion of Graubard Miller.

10.1	Form of Securities Purchase Agreement between ParkerVision, Inc. and the purchasers identified on the signature pages thereto.

23.1	Consent of Graubard Miller (included in Exhibit 5.1).

99.1	Press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 9, 2011
PARKERVISION, INC.

By:	/s/ Cindy Poehlman
Cindy Poehlman
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

1.1	Investment Banking Agreement, dated August 15, 2011, between ParkerVision, Inc. and Ladenburg Thalmann & Co. Inc.

5.1	Opinion of Graubard Miller.

10.1	Form of Securities Purchase Agreement between ParkerVision, Inc. and the purchasers identified on the signature pages thereto.

23.1	Consent of Graubard Miller (included in Exhibit 5.1).

99.1	Press release.